EXHIBIT 31.2

CERTIFICATIONS

I, Joseph S. Tesoriero, certify that:

1. I have reviewed this amended quarterly report on Form 10-Q/A of Dole Food Company, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/S/ JOSEPH S. TESORIERO
Joseph S. Tesoriero
Executive Vice President and Chief Financial Officer

February 23, 2012